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                                                                      EXHIBIT 21

                        ADAC LABORATORIES AND SUBSIDIARIES

                             SUBSIDIARIES OF REGISTRANT

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
                                                        JURISDICTION
                                                             OF
NAME                                                    INCORPORATION
-----                                                   -------------
ADAC do Brasil                                              Brazil

ADAC Laboratories Australia PTY Limited                     Australia

ADAC (Barbados) Foreign Sales Corporation, Inc.             Barbados

ADAC Laboratories Europe, B.V.                              The Netherlands

ADAC Laboratories, SARL                                     France

ADAC Laboratories, GmbH                                     Germany

ADAC Laboratories, A/S                                      Denmark

ADAC Laboratories, Canada Limited                           Canada

ADAC Laboratories, S.R.L.                                   Italy

ADAC Laboratories, Ltd.                                     United Kingdom

ADAC Laboratories Pacific, Inc.                             California, U.S.

ADAC Foreign Sales Corporation, Inc.                        Virgin Islands, U.S.

ADAC Research and Manufacturing, Inc.                       California, U.S.

ADAC Medical Technologies, Inc.                             Delaware, U.S.

ADAC HealthCare Information Systems, Inc.                   Texas, U.S.

ADAC Radiology Services, Inc.                               Delaware, U.S.

ADAC Healthcare Partners, Inc.                              Delaware, U.S.

Cortet, Inc.                                                Florida, U.S.

CT Solutions, Inc.                                          California, U.S.

O.N.E.S. Medical Services, Inc.                             New Hampshire, U.S.
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